Exhibit 99.1

JMP Group Reports Second Quarter 2018 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--July 25, 2018--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended June 30, 2018.

A summary of JMP Group’s operating results for the quarter and six months ended June 30, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended			Six Months Ended
(in thousands, except per share amounts)	June 30, 2018	Mar. 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Total net revenues	$44,264	$27,211	$23,143	$71,475	$47,521

Net income/(loss) attributable to JMP Group	($1,988)	($283)	($8,535)	($2,271)	($13,275)
Net income/(loss) attributable to JMP Group per share	($0.09)	($0.01)	($0.39)	($0.11)	($0.61)

Operating net income/(loss)	$3,384	($1,631)	$559	$1,753	($1,524)
Operating net income/(loss) per share	$0.16	($0.07)	$0.03	$0.08	($0.07)

Book value per share	4.13	$4.34	4.82	4.13	4.82
Adjusted book value per share	5.08	$5.23	5.43	5.08	5.43

For more information about operating net income, including a reconciliation to net income, and adjusted book value per share, including a reconciliation to book value per share, see the section below titled “Non-GAAP Financial Measures.”

“We had an excellent quarter, with operating earnings of $0.16 per share, primarily driven by record investment banking revenues, increased net interest income due to the accumulation of loans leading up to CLO V’s June pricing, and a favorable exit from a principal investment,” said Chairman and Chief Executive Officer Joe Jolson. “JMP Securities contributed $0.12 per share to operating results for the second quarter and $0.45 per share for the trailing four quarters, equating to an annualized return on equity of approximately 36% for both periods. Distributable earnings at the publicly traded partnership improved to $0.13 per share and more than covered our cash distributions, thanks to much higher net interest income and better-than-expected credit performance.

“Looking ahead to the second half of the year, we are working hard to close on a record pipeline of M&A and private placement transactions, while simultaneously benefitting from an open ‘window’ for growth-oriented companies to raise capital in the public equity markets. JMP Securities has recently added four senior, M&A-focused investment bankers to its platform, which should increase our already strong momentum in this attractive business over the next few years. If CLO V closes shortly, as anticipated, we will have completed the 18-month cycle of plowing our capital back into our credit business at attractive IRRs.”

Segment Results of Operations

A summary of JMP Group’s operating net income per share by segment for the quarter and six months ended June 30, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended			Six Months Ended
($ as shown)	June 30, 2018	Mar. 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Broker-dealer	$0.12	$0.08	$0.05	$0.20	$0.06
Asset management	(0.01)	(0.03)	(0.01)	(0.04)	(0.01)
Operating platform EPS	0.12	0.05	0.04	0.16	0.05
Net corporate income	0.04	(0.12)	(0.01)	(0.08)	(0.12)
Operating EPS (diluted)	$0.16	($0.07)	$0.03	$0.08	($0.07)
Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were a record $28.6 million, an increase of 49.3% from $19.1 million for the quarter ended June 30, 2017. For the six months ended June 30, 2018, investment banking revenues were $49.2 million, an increase of 50.4% from $32.7 million for the six months ended June 30, 2017.

A summary of the company’s investment banking revenues and transaction counts for the quarter and six months ended June 30, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended								Six Months Ended
	June 30, 2018			Mar. 31, 2018			June 30, 2017		June 30, 2018			June 30, 2017
($ in thousands)	Count	Revenues		Count	Revenues		Count	Revenues	Count	Revenues		Count	Revenues
Equity and debt origination	31	$24,049	(1)	21	$11,862	(1)	37	$14,384	52	$35,911	(1)	60	$24,854
Strategic advisory and private placements	6	4,513		7	8,801		5	4,744	13	13,313		8	7,874
Total	37	$28,562	(1)	28	$20,663	(1)	42	$19,128	65	$49,224	(1)	68	$32,728
(1)	Prior to 2018, JMP Group presented investment banking revenues net of related expenses. In the quarter ended March 31, 2018, the company adopted new accounting guidance on revenue recognition, which resulted in the presentation of investment banking revenues and related expenses on a gross basis in the company’s financial statements. These related expenses were $2.7 million and $2.0 million for the quarters ended June 30 and March 31, 2018, respectively, and $4.7 million for the six months ended June 30, 2018.

Brokerage

Net brokerage revenues were $5.4 million, an increase of 7.3% from $5.1 million for the quarter ended June 30, 2017. For the six months ended June 30, 2018, net brokerage revenues were $10.1 million, a decrease of 2.4% from $10.4 million for the six months ended June 30, 2017.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $29.5 million and $46.0 million for the quarter and six months ended June 30, 2018, respectively, compared to $19.5 million and $35.3 million for the quarter and six months ended June 30, 2017, respectively.

Asset Management

Asset management fees were $5.4 million, an increase of 29.5% from $4.2 million for the quarter ended June 30, 2017. For the six months ended June 30, 2018, asset management fees were $11.8 million, an increase of 17.3% from $10.1 million for the six months ended June 30, 2017.

A summary of the company’s client assets under management for the quarter ended June 30, 2018, and for comparable prior periods, is set forth below.

(in thousands)	June 30, 2018	Mar. 31, 2018	June 30, 2017
Harvest Capital Strategies, JMP Asset Management and HCAP Advisors	$867	$884	$1,195
JMP Credit Advisors	1,111	965	819
Client assets under management	1,978	1,849	2,014
Assets under management by sponsored funds (1)	3,556	3,420	1,379
Client assets under management, including sponsored funds	$5,534	$5,269	$3,393
(1)	Sponsored funds are asset managers in which JMP Group owns an economic interest.

Principal Transactions

Principal transactions generated a net realized and unrealized gain of $1.7 million, compared to a net realized and unrealized loss of $0.3 million for the quarter ended June 30, 2017. In June 2018, JMP Group exited an equity investment in an independent financial services platform, realizing a gain of $1.2 million, which contributed $0.03 per share to operating net income for the quarter. For the six months ended June 30, 2018, principal transactions generated a net realized and unrealized loss of $1.9 million, compared to a net realized and unrealized loss of $2.2 million for the six months ended June 30, 2017.

Net Interest Income

Net interest income was $4.0 million, an increase of 106.6% from $2.0 million for the quarter ended June 30, 2017. For the six months ended June 30, 2018, net interest income was $7.0 million, an increase of 140.8% from $2.9 million for the six months ended June 30, 2017. The year-over-year increase was primarily due to a materially higher average loan balance for the first half of 2018 than for the first half of 2017, due to the reinvestment of funds that resulted from the liquidation of JMP Credit Advisors CLO I in February 2017.

Provision for Loan Losses

The net loan loss provision was $1.3 million, including a general loan loss provision of $1.3 million, reflecting loan growth of $169.1 million during the quarter.

Expenses

Compensation and Benefits

Compensation and benefits expense was $29.2 million, compared to $22.7 million for the quarter ended June 30, 2017. As a percentage of net revenues, compensation and benefits expense was 65.8%, compared to 97.9% for the quarter ended June 30, 2017. With regard to annually awarded compensation, a concept which adjusts compensation expense related to share-based awards and deferred compensation, compensation and benefits expense was 65.8% of net revenues, compared to 98.0% for the quarter ended June 30, 2017. Of the 65.8% for the quarter ended June 30, 2018, 4.2% was attributable to incentive fees earned by hedge funds, a majority of which is passed through to the funds’ investment teams. Of the 98.0% for the quarter ended June 30, 2017, no portion was attributable to incentive fees earned by hedge funds.

For the six months ended June 30, 2018, compensation and benefits expense was $53.4 million, compared to $44.5 million for the six months ended June 30, 2017. As a percentage of net revenues, compensation and benefits expense was 74.7%, compared to 93.5% for the six months ended June 30, 2017. With regard to annually awarded compensation, compensation and benefits expense was 74.5% of net revenues, compared to 91.4% for the six months ended June 30, 2017. Of the 74.5% for the six months ended June 30, 2018, 6.8% was attributable to incentive fees earned by hedge funds. Of the 91.4% for the six months ended June 30, 2017, 3.1% was attributable to incentive fees earned by hedge funds.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $11.4 million and $21.7 million for the quarter and six months ended June 30, 2018, respectively, compared to $8.9 million and $16.7 million for the quarter and six months ended June 30, 2017, respectively. The year-over-year increases were attributable to the adoption of new accounting guidance on revenue recognition, which caused $2.7 million of investment banking-related expenses to be presented on a gross basis and to be included within non-compensation expense for the quarter ended June 30, 2018. For the six months ended June 30, 2018, the amount was $4.7 million. In prior periods, such expenses were presented as a deduction from investment banking revenues.

Share Repurchase Activity

During the quarter ended June 30, 2018, JMP Group repurchased 92,922 shares of its common stock at an aggregate cost of $0.5 million, or $5.15 per share. As of July 1, 2018, approximately 700,000 shares were eligible for repurchase through year-end.

Personnel

At June 30, 2018, the company had 216 full-time employees, compared to 211 at March 31, 2018, and 226 at June 30, 2017.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance across various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As presented by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that utilizes adjusted compensation and benefits expense as the numerator. This adjusted ratio excludes certain compensation-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards and deferred compensation (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented).

A statement of JMP Group’s compensation ratio for the quarter and six months ended June 30, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended			Six Months Ended
($ in thousands)	June 30, 2018	Mar. 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Total net revenues	$44,264	$27,211	$23,143	$71,475	$47,521

Compensation and benefits	$29,138	$24,261	$22,652	$53,399	$44,450

Subtract/(add back):
Share-based awards and deferred compensation	30	145	(27)	175	1,008

Adjusted compensation and benefits	$29,108	$24,116	$22,679	$53,224	$43,442

Ratio of compensation expense to net revenues	65.8%	89.2%	97.9%	74.7%	93.5%
Ratio of adjusted compensation expense to net revenues	65.8%	88.6%	98.0%	74.5%	91.4%

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) excludes the impact of the early retirement of debt issued by JMP Group and a CLO, (iv) excludes transaction costs related to a CLO, (v) excludes amortization expense related to a CLO, (vi) reverses unrealized gains or losses related to real estate investment properties, (vii) reverses net unrealized gains and losses on strategic equity investments and warrants, and (viii) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II (while outstanding), JMP Credit Advisors CLO III, JMP Credit Advisors CLO IV and JMP Credit Advisors CLO V and to loans held for investment, which is required by GAAP;
  one-time expenses associated with the redemption of debt underlying JMP Credit Advisors CLO III (in the first quarter of 2018) and of senior notes due 2021 (in the fourth quarter of 2017) and the resulting acceleration of the amortization of remaining capitalized issuance costs for each;
  one-time transaction costs related to the refinancing of notes issued by JMP Credit Advisors CLO III;
  amortization expense related to an intangible asset resulting from the repurchase of a portion of the equity of JMP Credit Advisors CLO III;
  unrealized gains or losses on commercial real estate investments, adjusted for non-cash expenditures, including depreciation and amortization;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 26% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and six months ended June 30, 2018, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands, except per share amounts)	June 30, 2018	Mar. 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Net income/(loss) attributable to JMP Group	($1,988)	($283)	($8,535)	($2,271)	($13,275)

Add back/(subtract):
Income tax expense/(benefit)	4,895	(5,568)	(198)	(673)	(1,282)
Income/(loss) before taxes	2,907	(5,851)	(8,733)	(2,944)	(14,557)

Add back/(subtract):
Share-based awards and deferred compensation	69	144	207	213	1,167
General loan loss provision/(reversal) – collateralized loan obligations	1,164	329	1,251	1,493	833
Early retirement of debt	-	1,318	5,432	1,318	5,432
Restructuring costs – CLO portfolios	(10)	64	286	54	286
Amortization of intangible asset – CLO III	69	69	69	138	138
Unrealized (gain)/loss – real estate-related depreciation and amortization	(24)	1,628	1,745	1,604	3,901
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	(295)	638	69	343	488
Operating income/(loss) before taxes	3,880	(1,661)	326	2,219	(2,312)

Income tax expense/(benefit)	496	(30)	(233)	466	(788)
Operating net income/(loss)	$3,384	($1,631)	$559	$1,753	($1,524)

Operating net income/(loss) per share:
Basic	$0.16	($0.08)	$0.03	$0.08	($0.07)
Diluted (1)	$0.16	($0.07)	$0.03	$0.08	($0.07)

Weighted average shares outstanding:
Basic	21,537	21,666	21,651	21,601	21,612
Diluted (1)	21,745	21,811	22,107	21,772	22,006
(1)	On a GAAP basis, the weighted average number of diluted shares outstanding for the quarters ended June 30, 2018, March 31, 2018, and June 30, 2017, was 21,536,706, 21,665,652 and 21,651,544, respectively, and for the six months ended June 30, 2018, and June 30, 2017, was 21,600,823 and 21,612,333, respectively, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for those periods. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Book Value per Share

At June 30, 2018, JMP Group’s book value per share was $4.13. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of adjusted net revenues, adjusted principal transaction revenues and operating net income. Likewise, adding back the accumulated general loan loss provision related to collateralized loan obligations reflects the reversal of that provision in the calculation of adjusted net revenues and operating net income. Such reversals result in an adjusted book value per share of $5.08, as set forth below.

(in thousands, except per share amounts)	June 30, 2018	Mar. 31, 2018		June 30, 2017

Shareholders' equity	$88,654	$93,418		$104,162

Accumulated unrealized loss – real estate-related depreciation and amortization	$13,555	$13,578		$8,206
Accumulated general loan loss provision – collateralized loan obligations	6,951	5,787		4,914
Adjusted shareholders' equity	$109,160	$112,783		$117,281

Book value per share	$4.13	$4.34		$4.82
Adjusted book value per share	$5.08	$5.23		$5.43

Basic shares outstanding	21,486	21,547		21,599

Quarterly operating ROE (1)	14.9%	(6.9%	)	2.0%
LTM operating ROE (1)	7.9%	4.7%		3.6%

Quarterly adjusted operating ROE (1)	12.2%	(5.8%	)	1.9%
LTM adjusted operating ROE (1)	6.7%	4.1%		3.4%
(1)	Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. ET on Thursday, July 26, 2018. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 2389987.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2017, as filed with the U.S. Securities and Exchange Commission on March 28, 2018, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2017, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and investor conference calls and webcasts.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture and private capital, and credit management activities through Harvest Capital Strategies, JMP Asset Management and JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)
(in thousands)	June 30, 2018	Dec. 31, 2017

Assets

Cash and cash equivalents	$50,402	$85,594
Restricted cash and deposits	46,693	51,727
Marketable securities owned, at fair value	21,455	20,825
Other investments	16,916	27,984
Loans held for investment, net of allowance for loan losses	285,846	83,948
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	784,663	765,583
Other assets	45,056	40,965
Total assets	$1,251,031	$1,076,626

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$5,630	$7,919
Accrued compensation	25,290	43,131
Asset-backed securities issued, net of issuance costs	739,912	738,248
CLO V warehouse facility	238,500	61,250
Bond payable, net of issuance costs	93,145	93,103
Note payable	18,829	-
Other liabilities	27,456	22,796
Total liabilities	1,148,762	966,447

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	88,654	96,335
Non-redeemable non-controlling interest	13,615	13,844
Total equity	102,269	110,179
Total liabilities and shareholders' equity	$1,251,031	$1,076,626

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Revenues:
Investment banking	$28,562	$19,128	$49,224	$32,728
Brokerage	5,447	5,078	10,111	10,364
Asset management fees	5,378	4,153	11,803	10,064
Principal transactions	1,684	(323)	(1,936)	(2,216)
Gain/(loss) on sale and payoff of loans	(150)	83	(332)	930
Net dividend income	319	273	615	539
Other income	311	194	360	639
Non-interest revenues	41,551	28,586	69,845	53,048

Interest income	15,669	9,696	28,379	18,763
Interest expense	(11,634)	(7,743)	(21,336)	(15,838)
Net interest income	4,035	1,953	7,043	2,925

Gain/(loss) on repurchase or early retirement of debt	(42)	(5,542)	(2,668)	(5,332)
Provision for loan losses	(1,280)	(1,854)	(2,745)	(3,120)
Total net revenues	44,264	23,143	71,475	47,521

Non-interest expenses:
Compensation and benefits	29,138	22,652	53,399	44,450
Administration	2,711	2,721	4,944	4,540
Brokerage, clearing and exchange fees	788	789	1,565	1,548
Travel and business development	1,202	1,111	2,156	2,026
Managed deal expenses	2,348	-	3,914	-
Communications and technology	1,047	1,051	2,109	2,104
Occupancy	1,143	1,111	2,260	2,222
Professional fees	1,138	853	3,043	2,015
Depreciation	287	303	551	614
Other	776	950	1,163	1,627
Total non-interest expense	40,578	31,541	75,104	61,146

Net income/(loss) before income tax	3,686	(8,398)	(3,629)	(13,625)
Income tax expense/(benefit)	4,895	(198)	(673)	(1,282)
Net income/(loss)	(1,209)	(8,200)	(2,956)	(12,343)
Less: Net income/(loss) attributable to non-redeemable non-controlling interest	779	335	(685)	932
Net income/(loss) attributable to JMP Group	($1,988)	($8,535)	($2,271)	($13,275)

Net income/(loss) attributable to JMP Group per share:
Basic	($0.09)	($0.39)	($0.11)	($0.61)
Diluted	($0.09)	($0.39)	($0.11)	($0.61)

Weighted average common shares outstanding:
Basic	21,537	21,652	21,601	21,612
Diluted	21,537	21,652	21,601	21,612

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contacts
Dukas Linden Public Relations, Inc.
Zach Leibowitz, 646-722-6528
zach@dlpr.com
or
Alyssa Noud, 646-722-6525
alyssa@dlpr.com